                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )


Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14-a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Materials Pursuant to 240.14a-11(c) or 240.14a-12


                             DAWN TECHNOLOGIES, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fees (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------
     5) Total fee paid:

        -----------------------------------------------------------------------
[ ]    Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:
                  $125.00

         2)       Form, Schedule or Registration Statement No.:
                  Definitive Proxy Material

         3)       Filing Party:
                  Dawn Technologies, Inc.

         4)       Date Filed:
                  April 22, 1996

                             DAWN TECHNOLOGIES, INC.
                              560 White Plains Road
                            Tarrytown, New York 10591


             SUPPLEMENT TO DAWN TECHNOLOGIES, INC.'S PROXY STATEMENT
                              DATED APRIL 24, 1996


Dawn Technologies, Inc.'s Proxy Statement dated April 24, 1996 is supplemented as follows:

         On or around April 26, 1996, Mr. Andrew D'Aloia commenced an action against the Company, in the Supreme Court of the State of New York, Westchester County, to collect compensation claimed due him for services rendered in 1994 of $197,000.00 and for all payments under his noncompetition agreement in the amount of $541,666.67, of which $83,333.33 are claimed to be past due, and interest on these amounts of approximately $40,000.00.

         The Company and Mr. D'Aloia are currently attempting to negotiate a mutually acceptable settlement of Mr. D'Aloia's claim.

         On or around May 3, 1996, Dennis DiDonato resigned as a director of the Company.